Exhibit 99.1

Clarivate Completes Refinancing of Majority of Senior Secured Notes Due 2026

London, U.K., June 2, 2025 – Clarivate Plc (NYSE: CLVT) (the “Company” or “Clarivate”), a leading global provider of transformative intelligence, announced today that it has successfully completed an incremental upsize of its term loan B credit facility.

Pursuant to an amendment to the Company’s existing credit agreement dated as of October 31, 2019, the Company incurred a new $500 million tranche of incremental term loans maturing in 2031, with an interest rate margin of 325 basis points per annum in the case of loans bearing interest by reference to term SOFR. The new term loans will not be subject to amortization. The proceeds of the new term loans were used to redeem $500 million aggregate principal amount of the outstanding 4.50% senior secured notes due 2026, originally issued on October 31, 2019 by Camelot Finance S.A., a subsidiary of the Company, at a cash redemption price of $500 million, plus accrued and unpaid interest to the redemption date of May 30, 2025. After giving effect to the partial redemption, $200 million aggregate principal amount of the notes remain outstanding.

“We were pleased to take advantage of improved credit market conditions to successfully extend the majority of our 2026 debt maturity,” said Jonathan Collins, Executive Vice President and Chief Financial Officer. “With our strong cash flow, we continue to have flexibility in our capital allocation moving forward.”

About Clarivate

Clarivate™ is a leading global provider of transformative intelligence. We offer enriched data, insights & analytics, workflow solutions and expert services in the areas of Academia & Government, Intellectual Property and Life Sciences & Healthcare. For more information, please visit www.clarivate.com.

Forward-Looking Statements

This release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the “safe harbor provisions” of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts, and include statements regarding our intentions, beliefs, or current expectations concerning, among other things, anticipated cost savings, results of operations, financial condition, liquidity, prospects, growth, strategies, and the markets in which we operate. Such forward-looking statements are based on available current market material and management’s expectations, beliefs, and forecasts concerning future events impacting us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the caption “Risk Factors” in our annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Please consult our public filings with the SEC, which are also available on our website at www.clarivate.com.

Media Contact:

Tabita Andersson, Senior Vice President, Communications & Brand

newsroom@clarivate.com

Investor Relations Contact:

Mark Donohue, Vice President, Investor Relations

investor.relations@clarivate.com

215-243-2202